Exhibit 99.1

Tidewater to Present at the Cowen & Company 3rd Annual Ultimate Energy Conference

NEW ORLEANS, November 25, 2013 –Tidewater Inc. (NYSE: TDW) announced today that Jeffrey M. Platt, President and CEO and Joseph M. Bennett, Executive Vice President and Chief Investor Relations Officer, will present at the Cowen & Company 3rd Annual Ultimate Energy Conference in New York, New York on Tuesday, December 3, 2013, at approximately 1:50 p.m. Eastern time. The presentation will be available via real-time webcast at http://www.tdw.com. Playback will be available on December 3, 2013, at approximately 3:00 p.m. Eastern time. Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a transcript of the presentation and a copy of the slides used by the presenters.

Tidewater is the leading provider of Offshore Service Vessels (OSVs) to the global energy industry.

CONTACT:    Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.

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